UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
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FORM 8-K
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Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2019
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Fusion Connect, Inc.
(Exact Name of Registrant as Specified in its Charter)
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Delaware	001- 32421	58-2342021
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
420 Lexington Avenue, Suite 1718, New York, NY 10170
(Address of principal executive offices, including zip code)

(212) 201-2400
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered or to be registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Item 1.01. Entry into a Material Definitive Agreement.

The information set forth in Item 5.02 below with respect to the Waiver and Consent (as defined below) is incorporated by reference in response to this Item 1.01.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, on May 10, 2019, Fusion Connect, Inc. (the “Company”) entered into that certain Super Senior Secured Credit Agreement, dated as of May 9, 2019 (the “Bridge Agreement”), by and among the Company, certain subsidiaries of the Company, Wilmington Trust, National Association, as administrative agent and collateral agent, and the lenders party thereto. As contemplated by the Bridge Agreement, the Company agreed to the appointment of one additional independent director to the board of directors (“the “Board”) of the Company.

On May 10, 2019, the Board increased the size of the Board from seven (7) members to eight (8) members and appointed Neal P. Goldman to the Board. As compensation for his services as a director and his agreement to act as lead-director with respect to restructuring matters, the Company has agreed to pay Mr. Goldman a monthly fee of $25,000. The Company expects to enter into an indemnification agreement with Mr. Goldman substantially in the form entered into by the Company’s existing directors.

Mr. Goldman, age 49, is the Managing Member of SAGE Capital Investments, LLC, a consulting firm specializing in independent board of director services, turnaround consulting, strategic planning, and special situation investments. Mr. Goldman was a Managing Director at Och Ziff Capital Management, L.P. from 2014 to 2016 and a Founding Partner of Brigade Capital Management, LLC from July 2007 to 2012, which he helped build to over $12 billion in assets under management. Prior to this, Mr. Goldman was a Portfolio Manager at Mackay Shields, LLC and also held various positions at Salomon Brothers Inc., both as a mergers and acquisitions banker and as an investor in their high yield trading group. Mr. Goldman currently serves as Chairman of the Board of Talos Energy Inc., and is a member of the Board of Ultra Petroleum Corporation, Midstates Petroleum Corporation and Ditech Holding Corporation. He has also served on numerous other public and private company boards throughout his career. Mr. Goldman received a B.A. from the University of Michigan and a M.B.A. from the University of Illinois.

There are no arrangements or understandings between Mr. Goldman and any other persons pursuant to which Mr. Goldman was selected as director. There are no family relationships between Mr. Goldman and the Company’s existing directors and officers. There has been no transaction, nor is there any currently proposed transaction, between Mr. Goldman and the Company that would require disclosure under Item 404(a) of Regulation S-K.

In order to facilitate the appointment of Mr. Goldman to the Board, the Company, BCHI Holdings, LLC (“BCHI Holdings”), Matthew D. Rosen, Marvin S. Rosen and Michael J. Del Giudice entered into that certain Waiver and Consent, dated as of May 10, 2019 (the “Waiver and Consent”) of that certain Stockholders’ Agreement, dated as of May 4, 2018 (the “Stockholders’ Agreement”), by and between the Company, BCHI Holdings and the other stockholders party thereto. Pursuant to the Waiver and Consent, the relevant parties waived compliance with Section 2.1(d)(i) of the Stockholders’ Agreement, which provides that, among other things, an increase in the size of the Board shall be in increments of two (2) directors and that any increase in the size of the Board shall be filled as required to maintain the proportionate allocation of directors among BCHI Holdings and the FIT Nominating Committee (as defined therein) as set forth in Section 2.1(b) of the Stockholders’ Agreement.

The foregoing description of the Waiver and Consent is a summary and is qualified in its entirety by reference to the Waiver and Consent, which is attached hereto as Exhibit 10.1 and is incorporated herein by such reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

See Exhibit Index.

EXHIBIT INDEX

Exhibit Number	Description
10.1
Waiver and Consent of the Stockholders’ Agreement of Fusion Connect, Inc., dated as of May 10, 2019, among Fusion Connect, Inc., BCHI Holdings, LLC, Matthew D. Rosen, Marvin S. Rosen and Michael J. Del Giudice.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fusion Connect, Inc.
Date: May 14, 2019	By:	/s/ James P. Prenetta, Jr.
Name: James P. Prenetta, Jr. Title: Executive Vice President and General Counsel